Exhibit 99.1
News Release

For immediate release	For more information contact:
November 3, 2017	Jeff Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Third Quarter and Nine Months Ended September 30, 2017

•Announces regular quarterly cash dividend of $0.055 cents per share
•Updates 2017 financial guidance

Suwanee, GA. - November 3, 2017 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the third quarter and nine months ended September 30, 2017.
Total revenues for the third quarter were $28.6 million, compared to $31.1 million in the third quarter of the prior year.
Net loss for the third quarter was $8.9 million, or $0.44 net loss per diluted share, compared to a net loss of $0.3 million, or $0.01 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net income for the third quarter was $1.5 million, or $0.07 adjusted net income per diluted share, compared to adjusted net income of $1.0 million, or $0.05 adjusted net income per diluted share in the same period in the prior year. Non-GAAP adjusted EBITDA for the third quarter was $3.0 million, compared to $3.6 million in the same period in the prior year.
Total revenues for the nine months ended September 30, 2017 were $87.4 million, compared to the prior year's revenues for the first nine months of $94.3 million.
Net loss for the nine months ended September 30, 2017 was $13.7 million, or $0.69 net loss per diluted share, compared to net income of $12.3 million, or $0.62 net income per diluted share in the same period in the prior year. Non-GAAP adjusted net income for the nine months ended September 30, 2017 was $2.9 million, or $0.15 adjusted net income per diluted share, compared to adjusted net income of $4.4 million, or $0.22 adjusted net income per diluted share in the same period in the prior year. Non-GAAP adjusted EBITDA for the nine months ended September 30, 2017 was $7.2 million, compared to $11.4 million in the same period in the prior year.
Operating cash flow for the nine months ended September 30, 2017 was $4.1 million, compared to the prior year's operating cash flow for the first nine months of $6.8 million. Non-GAAP free cash flow was $2.7 million for the nine months ended September 30, 2017, compared to $3.0 million in the same period in the prior year.
Digirad President and CEO Matt Molchan said, “Our service businesses performed well this quarter, with Diagnostic Services posting period over period growth for both the quarter and year, and Mobile Healthcare performing within our expectations with continued improvement from operational changes we made earlier this year. In our products businesses, we continue to have slower than expected capital equipment sales, which impacted our overall results. We believe this trend has continued in part due to uncertainty in the future of the Affordable Care Act. We still cannot predict exactly when the uncertainty around capital spending will lift, but in the meantime, we continue to build an order pipeline giving us confidence in eventual improvement in capital equipment sales."
Molchan continued, “We previously announced the cancellation of our partnership with Philips Healthcare, effective December 31, 2017. This cancellation has impacted a portion of our MDSS business, which includes our Philips product sales, as well as associated installation and warranty services; however, we will continue to run and operate the post-warranty service side of this business. While we will have to make some adjustments in the near term to unwind the Philips relationship, we believe our overall business remains strong, and will continue to generate cash and grow in the long-term. We remain committed to our dividend and growing stockholder value over time.”
The Company also announced its regular quarterly cash dividend of $0.055 cents per share, which will be paid on November 30, 2017, to shareholders of record on November 20, 2017.

2017 Financial Guidance
Based on slower capital spending and the expected impact of Philips Healthcare contract cancellation, the Company updated its previously announced fiscal year 2017 financial guidance. The Company expects to generate revenues of approximately $115 to $120 million, non-GAAP adjusted EBITDA of between $9.5 and $10.5 million, adjusted net income per diluted share of between $0.08 and $0.10, and free cash flow of between $5 and $6 million.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on November 3, 2017 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per diluted share,” “adjusted EBITDA”, and "free cash flow". The most directly comparable measure for these non-GAAP financial measures are net income (loss), net income (loss) per diluted share, and operating cash flow. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, goodwill impairment, acquisition related contingent consideration adjustments, investment impairment loss, transaction and integration costs associated with DMS Health Technologies, litigation reserve, loss on extinguishment of debt and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation. Free cash flow is calculated by subtracting cash paid for capital expenditures, net of dispositions from operating cash flow.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2017.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and medical equipment and services, including diagnostic imaging and patient monitoring, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016

Revenues:
Services	$22,667	$23,825	$69,080	$72,496
Product and product-related	5,888	7,261	18,341	21,837
Total revenues	28,555	31,086	87,421	94,333
Cost of revenues:
Services	18,629	19,110	56,034	56,795
Product and product-related	3,286	3,675	10,607	10,407
Total cost of revenues	21,915	22,785	66,641	67,202

Gross profit	6,640	8,301	20,780	27,131
Total gross profit percentage	23.3%	26.7%	23.8%	28.8%
Services gross profit percentage	17.8%	19.8%	18.9%	21.7%
Product and product-related gross profit percentage	44.2%	49.4%	42.2%	52.3%

Operating expenses:
Marketing and sales	1,992	2,426	6,661	7,888
General and administrative	3,878	4,608	14,919	15,900
Amortization of intangible assets	578	578	1,734	1,735
Goodwill impairment	2,580	—	2,580	—
Total operating expenses	9,028	7,612	25,894	25,523

(Loss) income from operations	(2,388)	689	(5,114)	1,608

Other expense:
Other expense, net	(237)	(428)	(237)	(414)
Interest expense, net	(224)	(342)	(842)	(1,092)
Loss on extinguishment of debt	—	—	(709)	—
Total other expense	(461)	(770)	(1,788)	(1,506)

(Loss) income before income taxes	(2,849)	(81)	(6,902)	102
Income tax (expense) benefit	(6,050)	(202)	(6,845)	12,222
Net (loss) income	$(8,899)	$(283)	$(13,747)	$12,324

Net (loss) income per share:
Basic	$(0.44)	$(0.01)	$(0.69)	$0.63
Diluted	$(0.44)	$(0.01)	$(0.69)	$0.62
Dividends declared per common share	$0.055	$0.05	$0.155	$0.15

Weighted average shares outstanding – basic	20,009	19,618	19,974	19,532
Weighted average shares outstanding – diluted	20,009	19,618	19,974	20,026

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	September 30, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$1,103	$2,203
Securities available-for-sale	79	917
Accounts receivable, net	14,002	14,503
Inventories, net	5,903	5,987
Restricted cash	359	1,376
Other current assets	1,874	2,093
Total current assets	23,320	27,079
Property and equipment, net	29,048	31,407
Intangible assets, net	9,894	11,628
Goodwill	3,657	6,237
Deferred tax assets	20,623	27,019
Restricted cash	100	2,100
Other assets	976	793
Total assets	$87,618	$106,263

Liabilities:
Current liabilities:
Accounts payable	$5,571	$6,514
Accrued compensation	3,566	3,962
Accrued warranty	167	196
Deferred revenue	2,751	3,123
Current portion of long-term debt	—	5,358
Other current liabilities	4,188	3,520
Total current liabilities	16,243	22,673
Long-term debt, net of current portion	18,500	16,070
Other liabilities	2,009	1,039
Total liabilities	36,752	39,782

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 20,052,984 and 19,892,557 shares issued and outstanding (net of treasury shares) at September 30, 2017 and December 31, 2016, respectively	2	2
Treasury stock, at cost; 2,588,484 shares at September 30, 2017 and December 31, 2016	(5,728)	(5,728)
Additional paid-in capital	149,241	151,696
Accumulated other comprehensive loss	—	(52)
Accumulated deficit	(92,649)	(79,437)
Total stockholders’ equity	50,866	66,481
Total liabilities and stockholders’ equity	$87,618	$106,263

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016

Net (loss) income	$(8,899)	$(283)	$(13,747)	$12,324
Acquired intangible amortization	578	578	1,734	1,735
Acquisition related contingent consideration valuation adjustment(1)	—	(5)	(57)	(8)
Investment impairment loss(2)	237	414	237	414
Transaction and integration costs of DMS Health Technologies(3)	—	127	—	1,748
Goodwill impairment(4)	2,580	—	2,580	—
Litigation reserve(5)	—	—	1,339	—
Loss on extinguishment of debt	—	—	709	—
Income tax items(6)	6,956	170	10,110	(11,860)
Non-GAAP adjusted net income	$1,452	$1,001	$2,905	$4,353

Net (loss) income per share - diluted(7)	$(0.44)	$(0.01)	$(0.69)	$0.62
Acquired intangible amortization	0.03	0.03	0.09	0.09
Acquisition related contingent consideration valuation adjustment(1)	—	—	—	—
Investment impairment loss(2)	0.01	0.02	0.01	0.02
Transaction and integration costs of DMS Health Technologies(3)	—	0.01	—	0.09
Goodwill impairment(4)	0.13	—	0.13	—
Litigation reserve(5)	—	—	0.07	—
Loss on extinguishment of debt	—	—	0.04	—
Income tax items(6)	0.35	0.01	0.51	(0.59)
Non-GAAP adjusted net income per share - diluted(7)	$0.07	$0.05	$0.15	$0.22

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016

Net (loss) income	$(8,899)	$(283)	$(13,747)	$12,324
Acquisition related contingent consideration valuation adjustment(1)	—	(5)	(57)	(8)
Investment impairment loss(2)	237	414	237	414
Transaction and integration costs of DMS Health Technologies(3)	—	127	—	1,748
Goodwill impairment(4)	2,580	—	2,580	—
Litigation reserve(5)	—	—	1,339	—
Loss on extinguishment of debt	—	—	709	—
Depreciation and amortization	2,495	2,489	7,662	7,337
Stock-based compensation	270	274	829	754
Interest expense, net	224	342	842	1,092
Income tax expense (benefit)	6,050	202	6,845	(12,222)
Non-GAAP adjusted EBITDA	$2,957	$3,560	$7,239	$11,439

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects impairment loss related to write-down of available-for-sale securities to their fair market value that was considered other than temporary.

(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies.
(4) Reflects impairment of goodwill for MDSS reporting unit.
(5) Reflects tentative legal settlement reserve, with preliminary court approval, for wage and hour litigation.
(6) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and adjustment to net operating loss carryforwards.
(7) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017

Net (loss) income	$(283)	$1,978	$(2,076)	$(2,772)	$(8,899)
Acquired intangible amortization	578	578	578	578	578
Acquisition related contingent consideration valuation adjustment(1)	(5)	(56)	(57)	—	—
Investment impairment loss(2)	414	—	—	—	237
Transaction and integration costs of DMS Health Technologies(3)	127	173	—	—	—
Goodwill impairment(4)	—	338	—	—	2,580
Litigation reserve(5)	—	—	—	1,339	—
Loss on extinguishment of debt	—	—	—	709	—
Income tax items(6)	170	25	1,348	1,806	6,956
Non-GAAP adjusted net income (loss)	$1,001	$3,036	$(207)	$1,660	$1,452

Net (loss) income per share - diluted(7)	$(0.01)	$0.10	$(0.10)	$(0.14)	$(0.44)
Acquired intangible amortization	0.03	0.03	0.03	0.03	0.03
Acquisition related contingent consideration valuation adjustment(1)	—	—	—	—	—
Investment impairment loss(2)	0.02	—	—	—	0.01
Transaction and integration costs of DMS Health Technologies(3)	0.01	0.01	—	—	—
Goodwill impairment(4)	—	0.02	—	—	0.13
Litigation reserve(5)	—	—	—	0.07	—
Loss on extinguishment of debt	—	—	—	0.04	—
Income tax items(6)	0.01	—	0.07	0.09	0.35
Non-GAAP adjusted net income (loss) per share - diluted(7)	$0.05	$0.15	$(0.01)	$0.08	$0.07

	Three Months Ended
(in thousands)	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017

Net income (loss)	$(283)	$1,978	$(2,076)	$(2,772)	$(8,899)
Acquisition related contingent consideration valuation adjustment(1)	(5)	(56)	(57)	—	—
Investment impairment loss(2)	414	—	—	—	237
Transaction and integration costs of DMS Health Technologies(3)	127	173	—	—	—
Goodwill impairment(4)	—	338	—	—	2,580
Litigation reserve(5)	—	—	—	1,339	—
Loss on extinguishment of debt	—	—	—	709	—
Depreciation and amortization	2,489	2,552	2,579	2,588	2,495
Stock-based compensation	274	270	263	296	270
Interest expense, net	342	320	315	303	224
Income tax (benefit) expense	202	(194)	786	9	6,050
Non-GAAP adjusted EBITDA	$3,560	$5,381	$1,810	$2,472	$2,957

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects impairment loss related to write-down of available-for-sale securities to their fair market value that was considered other than temporary.
(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies.
(4) Reflects impairment of goodwill for Telerhythmics and MDSS reporting units.
(5) Reflects tentative legal settlement reserve, with preliminary court approval, for wage and hour litigation.
(6) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and adjustment to net operating loss carryforwards.
(7) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2017	2016
Net cash provided by operating activities	$4,101	$6,816
Purchases of property and equipment, net of dispositions	(1,393)	(3,791)
Free cash flow	$2,708	$3,025

Digirad Corporation
Supplemental Debt Information
(Unaudited)

The following table reflects outstanding principal balances and interest rates for the Company's debt at September 30, 2017 and December 31, 2016:

	September 30, 2017		December 31, 2016
(in thousands)	Balance	Interest Rate	Balance	Interest Rate
Comerica
Revolving Line of Credit (1)	$18,500	3.59%	$—
Wells Fargo
Term A (2)	—		17,382	3.15%
Term B (2)	—		4,581	5.65%
Revolving Line of Credit (2)	—		—	2.69%
Total borrowing	$18,500		$21,963

(1) A Revolving Credit Agreement was entered into with Comerica Bank on June 21, 2017. The agreement consists of a revolving credit facility with a five-year term, maturing on June 21, 2022.
(2) All tranches of the Wells Fargo Credit Facility were paid in full on June 21, 2017 upon entering into a Revolving Credit Agreement with Comerica Bank.

Digirad Corporation
Supplemental Segment Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016 (1)	2017	2016 (1)
Revenue by segment:
Diagnostic Services	$12,171	$12,070	$36,932	$36,551
Diagnostic Imaging	2,975	2,703	8,701	9,703
Mobile Healthcare	10,496	11,755	32,148	35,945
Medical Device Sales and Service	2,913	4,558	9,640	12,134
Condensed consolidated revenue	$28,555	$31,086	$87,421	$94,333
Gross profit by segment:
Diagnostic Services	$2,586	$2,479	$8,152	$7,934
Diagnostic Imaging	1,318	1,177	3,497	4,743
Mobile Healthcare	1,452	2,236	4,894	7,768
Medical Device Sales and Service	1,284	2,409	4,237	6,686
Condensed consolidated gross profit	$6,640	$8,301	$20,780	$27,131
Income (loss) from operations by segment:
Diagnostic Services	$511	$143	$1,249	$346
Diagnostic Imaging	149	(40)	(314)	982
Mobile Healthcare	(174)	219	(1,121)	819
Medical Device Sales and Service	(294)	494	(1,009)	1,209
Segment (loss) income from operations	192	816	(1,195)	3,356
Litigation reserve	—	—	(1,339)	—
Goodwill impairment	(2,580)	—	(2,580)	—
Transaction and integration costs of DMS Health Technologies	—	(127)	—	(1,748)
Condensed consolidated (loss) income from operations	$(2,388)	$689	$(5,114)	$1,608

(1) Segment information has been reclassified to conform to the current year presentation.

Digirad Corporation
Impact of Philips Agreement Termination
(Unaudited)

On September 28, 2017, the Company received a notice of termination from Philips Healthcare that our Consolidated Agreement and Remote Insider agreement ("Philips Agreements") will be terminated upon the normal close of business on December 31, 2017 ("Termination Date"). After the Termination Date, the Company will no longer operate as a manufacturer's sales representative in the defined Upper Midwest region of the United States in the contract, as well as not install or warranty products sold in the same region.

The following table reflects financial information recorded for the respective quarterly and year to date periods that are directly related to activity under the Philips Agreements that will be terminated as of December 31, 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Revenues:
Product sales commissions	$666	$1,834	$2,584	$4,006
Install and warranty	135	216	420	$441
Total revenues	801	2,050	3,004	4,447

Cost of revenues	317	416	1,160	1,143

Gross profit	484	1,634	1,844	3,304

Operating expenses	647	873	2,023	2,309

	$(163)	$761	$(179)	$995